Exhibit 99.1

For Further Information Contact

Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. RESCHEDULES THIRD QUARTER 2008 RESULTS

CONFERENCE CALL TO ONE WEEK EARLIER

ATLANTA, GA – October 20, 2008 – Rollins, Inc. (NYSE: ROL), a premier North American consumer and commercial services company, moved up its quarterly conference call with investors to discuss its earnings and other information to Friday, October 24, 2008 at 10:00 a.m. Eastern Time.  The Company will release its third quarter results on Wednesday, October 22, 2008, after the close of market.    The conference call was previously scheduled for October 29, 2008.

Individuals wishing to participate in the conference call should call 866-249-5225 (domestic) or 303-262-2161 (internationally).  For interested individuals unable to join the call, a replay will be available until Saturday, November 1, 2008 (11:59PM) ET by dialing 800-405-2236 (domestic) or 303-590-3000 (internationally), passcode11121303.  The conference call will also broadcast live over the Internet and can be accessed by all interested parties at www.viavid.net.

Rollins, Inc. is a premier North American consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, Inc., PCO Services, HomeTeam Pest Defense, Western Pest Services, and The Industrial Fumigant Company, the Company provides essential pest control services and protection against termite damage, rodents and insects to over 2 million customers in the United States, Canada, Mexico, Central America, the Caribbean, the Middle East and Asia from over 500 locations. You can learn more about our subsidiaries by visiting our Web sites at www.orkin.com, www.pestdefense.com, www.westernpest.com, www.indfumco.com, and www.rollins.com.  You can also find this and other news releases at www.rollins.com by accessing the news releases button.